UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/23/2013

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 23, 2013, the Board of Directors of R.R. Donnelley & Sons Company (the "Company") appointed Susan M. Gianinno and Jeffrey G. Katz to the Board of Directors effective July 23, 2013, to serve until the next annual election of directors.   In addition, the Board of Directors appointed Ms. Gianinno to the Human Resources Committee and Mr. Katz to the Governance, Responsibility and Technology Audit Committee.

The compensation of Ms. Giannino and Mr. Katz will be consistent with that provided to all of the Company's non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 15, 2013.

There is no arrangement or understanding under which either Ms. Giannino or Mr. Katz was appointed other than as described in this Item 5.02(d). There are no transactions involving Ms. Giannino requiring disclosure under Item 404(a) of Regulation S-K. Information with respect to transactions involving Mr. Katz that may require disclosure under Item 404(a) of Regulation S-K is not yet available. If any such disclosure is required, the Company will file an amendment to this Current Report on Form 8-K withing four business days of when the information is available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 30, 2013	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President and General Counsel